UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 29, 2007

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by Cleveland-Cliffs Inc (the "Company") in its press release dated March 16, 2007 and its Form 8-K filed with the Securities and Exchange Commission on March 16, 2007, the Company was not able to file its Annual Report on Form 10-K for the year ended December 31, 2006 (the "2006 Form 10-K") in a timely manner because of the ongoing review of the Company’s term supply agreements for possible embedded derivatives. On March 20, 2007, the Company received a letter dated March 19, 2007 from the New York Stock Exchange, Inc. (the "NYSE") informing the Company that, as a result of its failure to timely file its Form 10-K, it is subject to the procedures specified in Section 802.01E (SEC Annual Report Timely Filing Criteria) of the NYSE’s Listed Company Manual. Section 802.01E, among other things, provides that the NYSE will closely monitor the status of the Company’s 2006 Form 10-K filing and related public disclosures for up to a six-month period from its due date. If the Company has not filed its 2006 Form 10-K within six months of the filing due date, the NYSE will, in its sole discretion, determine whether the Company should be given up to an additional six months to file its 2006 Form 10-K. The letter also notes that regardless of these procedures, the NYSE may commence delisting proceedings at any time during the period that is available to complete the filing if the circumstances warrant. The Company is working to complete the review and file the 2006 Form 10-K as soon as possible.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

March 29, 2007	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary